Exhibit 5.1

511 Union Street, Suite 2700 P.O. Box 198966 Nashville, TN 37219-8966	615.244.6380 main 615.244.6804 fax wallerlaw.com

December 21, 2018

CapStar Financial Holdings, Inc.

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 3,652,094 shares of common stock, par value $1.00 per share (“Common Stock”), of the Company (the “Shares”). The Shares may be sold from time to time by certain selling shareholders (the “Selling Shareholders”) named in the prospectus that forms a part of the Registration Statement (the “Prospectus”). The Shares consist of the following:

•

878,048 shares of Common Stock issuable upon conversion of issued and outstanding shares of Series A Nonvoting Noncumulative Perpetual Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), that were issued to certain of the Selling Shareholders (the “Series A Conversion Shares”) in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) thereof (the “Private Placement”);

•

132,561 shares of Common Stock issuable upon conversion of issued and outstanding shares of Non-Voting Common Stock, par value $1.00 per share (the “Non-Voting Common Stock”), that were issued to certain of the Selling Shareholders (the “Non-Voting Common Conversion Shares”) in the Private Placement;

•

13,464 shares of Common Stock that were issued to certain of the Selling Shareholders pursuant to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Incentive Plan”) that were previously registered with the Commission on a registration statement on Form S-8 (File Number 333-215-351) filed on December 28, 2016 (the “Form S-8”) and that are subject to time-based vesting conditions (the “Restricted Common Shares”);

•

9,000 shares of Common Stock issuable upon exercise of stock options that were issued to certain of the Selling Shareholders pursuant to the Incentive Plan and that were previously registered with the Commission on the Form S-8 (the “Option Common Shares”); and

•	2,619,021 shares of Common Stock that were issued to certain of the Selling Shareholders in the Private Placement (the “Common Shares”).

We have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates of public officials and other instruments, and have made such other and further investigations, in each case as we have deemed necessary or appropriate to enable us to render the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents or all documents submitted to us as certificate or photostatic copies, and the authenticity of the originals of such latter documents. We have also made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinions rendered herein.

CapStar Financial Holdings, Inc. December 21, 2018 Page 2

This opinion is limited to the Tennessee Business Corporation Act in effect on the date hereof, and no opinion is rendered as to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Except as otherwise expressly stated herein, (i) all opinions rendered are as of the date hereof, and (ii) no opinion is rendered herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

(i)

the Series A Conversion Shares have been duly authorized and, when issued upon conversion of the shares of the Series A Preferred Stock in accordance with the terms of the Company’s Charter (the “Charter”), will be validly issued, fully paid and nonassessable;

(ii)

the Non-Voting Common Conversion Shares have been duly authorized and, when issued upon conversion of the shares of the Non-Voting Common Stock in accordance with the terms of the Charter, will be validly issued, fully paid and nonassessable;

(iii)

the Restricted Common Shares have been duly authorized and, subject to vesting in accordance with the terms of the Incentive Plan and the agreements evidencing such Restricted Common Shares, will be validly issued, fully paid and nonassessable;

(iv)

the Option Common Shares have been duly authorized and, when issued upon exercise of the stock options in accordance with the terms of the Incentive Plan and the agreements evidencing such stock options, will be validly issued, fully paid and nonassessable; and

(v)	the Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to (i) the filing of this opinion as Exhibit 5.1 to the Registration Statement and (ii) the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

Waller Lansden Dortch & Davis, LLP